Exhibit 23.2

CONSENT OF COUNSEL

We consent to the reference under the caption “Legal Matters” in the Prospectus and to the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ Winthrop & Weinstine, P.A.
WINTHROP & WEINSTINE, P.A.